UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2016

CROSSROADS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 30, 2016, Richard Cohen notified the Board of Directors (the "Board") of Crossroads Capital, Inc. (the "Company") of his resignation from the Board effective on that date. Mr. Cohen’s resignation was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

On June 30, 2016, the Board appointed Phillip Goldstein to fill the vacant Board seat, effective immediately, and to serve as a director for the remainder of Mr. Cohen’s current term or until his successor is duly elected and qualified. In connection with Mr. Goldstein’s appointment, the Board of Directors determined that Mr. Goldstein is “independent” under the rules of the Nasdaq Capital Market and is not an “interested person” of the Company under the Investment Company Act of 1940, as amended. As disclosed in Amendment 1 to the Company’s most recent Annual Report on Form 10-K/A, on March 30, 2016, Bulldog Investors, LLC (“Bulldog”) was reimbursed $125,157 in legal and proxy solicitation costs incurred as a result of the contested proxy campaign in connection with the Company’s 2015 Annual Meeting of Stockholders. Mr. Goldstein is a control person of Bulldog, as further described below.

Mr. Goldstein will receive compensation as an independent director in accordance with the Company’s compensation practices described in the Company’s Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2016.

The Board also appointed Mr. Goldstein to serve on the Audit Committee, the Compensation Committee and the Nominating Committee, effective June 30, 2016.

Biographical and other information for Mr. Goldstein is set forth below.

Mr. Goldstein currently serves as Principal and lead investment strategist of Bulldog Investors, LLC, an SEC-registered investment adviser, which he co-founded in 1993, and Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds. Mr. Goldstein has served as Director and Chairman of Special Opportunities Fund, Inc. (NYSE: SPE), a closed-end fund, since 2009, Director and Chairman of the Mexico Equity and Income Fund Inc. (NYSE: MXE), a closed-end fund, since 2000, Director of MVC Capital, Inc. (NYSE: MVC), a publicly-traded business development company, since 2012, and Director and Chairman of Emergent Capital, Inc. (NYSE: EMG) (f/k/a Imperial Holdings, Inc.), a specialty finance company, since 2012. Mr. Goldstein previously served as Director and Chairman of Brantley Capital Corporation (formerly Nasdaq: BBDC), a publicly-traded business development company, from 2001 to 2013, Director of ASA Ltd. (NYSE: ASA), a gold and precious metals and mining fund, from 2008 to 2013, and Director of Korea Equity and Income Fund, Inc. from 2010 to 2012. Mr. Goldstein graduated from the University of Southern California in 1966 with a Bachelor of Engineering degree and from City College, New York in 1968 with a Master of Engineering degree.

Item 7.01	Regulation FD Disclosure.

On July 6, 2016, Crossroads Capital, Inc. (the “Company”) issued a press release announcing the resignation of Mr. Cohen and appointment of Mr. Goldstein as directors of the Company.

A copy of the Company’s press release dated July 6, 2016, is attached as Exhibit 99.1, and is incorporated herein by this reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 6, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016	CROSSROADS CAPITAL, INC.

	By:	/s/ Ben H. Harris, J.D.
Ben H. Harris, J.D.
President and Chief Executive Officer

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